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                         FOURTH MODIFICATION AGREEMENT

         THIS FOURTH MODIFICATION AGREEMENT (the "Fourth Agreement") is entered into and effective as of June 26, 1996, by and among i2 Technologies, Inc., a Delaware corporation, with its principal office at 909 E. Las Colinas Boulevard, 16th Floor, Irving, Texas 75039 ("Borrower") and NationsBank of Texas, N.A., a national banking association, with offices at 901 Main Street, Dallas, TX 75202 ("Bank").

                                  WITNESSETH:

         WHEREAS, Borrower and Bank entered into that certain Loan Agreement, dated as of August 11, 1994, as modified by the Loan Increase and First Modification Agreement dated May 26, 1995, the Second Modification Agreement dated December 31, 1995 and the Third Modification Agreement dated April 26, 1996, (as modified, the "Loan Agreement").

         WHEREAS, the Bank has made the following loans to Borrower: (i) that certain revolving line of credit evidenced by that certain Amended and Restated Promissory Note (the "Revolving Note") dated May 26, 1995 in the original face amount of $3,000,000.00, (ii) that certain term loan evidenced by that certain Amended and Restated Promissory Note (the "Term Note") dated May 26, 1995 in the original face amount of $860,059.89, and (iii) that certain term loan evidenced by that certain Promissory Note (the "New Equipment Note") dated May 26, 1995 in the original amount of $500,000.00, (collectively, the "Loans").

         WHEREAS, Borrower has paid off the Term Note and the New Equipment
Note in full.

         WHEREAS, Borrower and Bank now desire to amend the Loan Agreement in certain particulars.

         NOW THEREFORE, in consideration of these premises, the promises, mutual covenants and agreements contained in this Fourth Agreement, and fully intending to be legally bound by this Fourth Agreement, Borrower and Bank hereby agree as follows:

         1. Collateral is no longer required by the Bank on the Loans. Therefore, Section 2.F. of the Loan Agreement is hereby deleted in its entirety.

         2. The Liquidity Test which was made a part of the Loan Agreement in the Loan Increase and First Modification Agreement is no longer required by the Bank. Thus, the Liquidity Test as described in Exhibit "B" of the Loan Agreement is deleted in its entirety.

         3. Effective June 1, 1996, the interest rate on the revolving line of credit shall be reduced to Prime plus 0.0% from Prime plus 1.0% as evidenced by a new promissory note (the "New Revolving Note") dated June 1, 1996, in the face amount of $3,000,000.00, executed by the Borrower, payable to the order of the Bank. The New Revolving Note will replace the existing Revolving Note dated May 26, 1995.

         4. Except as amended hereby, the Loan Agreement is and shall remain in full force and effect.
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         IN WITNESS WHEREOF, the parties hereto have executed this Fourth
Agreement as of the date and year first above written.


BORROWER:                                  BANK:

i2 TECHNOLOGIES, INC.                      NATIONSBANK OF TEXAS, N.A.


BY:                                        BY:
   -------------------------------            ----------------------------------
NAME:   Sanjiv Sidhu                       NAME:   Rachel R. Johnston
TITLE:  President                          TITLE:  Vice President